UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 13, 2025
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Coromar Drive
Santa Barbara, California 93117
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Sonos, Inc. (the “Company”) filed with the Securities and Exchange Commission (the "SEC") on January 14, 2025, which reported the elimination of the Chief Product Officer (“CPO”) role, effective as of January 13, 2025 (the “Original Form 8-K”). This Form 8-K/A is being filed solely to provide information called for in Item 5.02(e) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company eliminated the CPO role, effective January 13, 2025, and Mr. Bouvat-Merlin, the Company’s CPO, remained employed by the Company as an advisor to the Interim Chief Executive Officer for a mutually agreed transition period.

On March 3, 2025, the Company entered into a Severance Agreement and General Release (the “Severance Agreement”) with Mr. Bouvat-Merlin. Under the Severance Agreement, Mr. Bouvat-Merlin’s employment with the Company terminated February 19, 2025. Subject to Mr. Bouvat-Merlin’s non-revocation of the release of claims in favor of the Company included in the Severance Agreement, Mr. Bouvat-Merlin will receive a cash severance payment in the amount of approximately $200,961, a one-time lump sum payment of $6,500 for outplacement services, subsidized COBRA continuation coverage until July 31, 2025, and accelerated vesting on or about the execution date of the unvested RSUs that would have vested if his employment had continued until May 15, 2025. The Severance Agreement includes intellectual property assignment and non-disparagement provisions and reaffirms the current restrictive covenants to which Mr. Bouvat-Merlin is currently subject.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.
10.1	Severance Agreement dated March 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: March 5, 2025	By:	/s/ Eddie Lazarus
Eddie Lazarus Chief Legal and Strategy Officer